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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Sirius Satellite Radio Inc., we hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 (File Nos. 333-64344, 333-65602, 333-52893, 333-85847
and 333-86003) and Form S-8 (File Nos. 333-81914, 333-74752, 333-65473,
333-15085, 33-95118, 33-92588, 333-31362 and 333-62818) of our report dated
March 26, 2002, included in Sirius Satellite Radio Inc.'s Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


                                                             ARTHUR ANDERSEN LLP

March 26, 2002
New York, New York